Exhibit 10.5

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the “Agreement”) is made and entered into as of January 30 2026 (the “Effective Date”), by and between American Fusion Inc., a Delaware corporation that is in the process of domestication to the State of Texas (the “Company”), and Michael G. Smith, Esq. (the “Consultant”). The Company and the Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company desires to retain Michael G. Smith, Esq. (the “Consultant”) to provide legal, strategic, corporate governance, and related advisory and consulting services to the Company on a consulting basis;

WHEREAS, the Company desires to appoint Consultant to serve as the Company’s Chief Legal Officer and as a member of the Company’s Board of Directors, and Consultant is willing to serve in such capacities;

WHEREAS, the parties acknowledge and agree that Consultant is not being engaged as an employee of the Company, and that this Agreement reflects an independent contractor relationship on a 1099 basis, separate and apart from any employment arrangement;

WHEREAS, the Company desires to compensate Consultant for services to be rendered during the Term through an equity-based compensation arrangement with a one-year valuation true-up and a hard minimum value backstop as set forth in this Agreement; and;

WHEREAS, for purposes of this Agreement, a “Restructuring Event” means any reverse stock split, forward stock split, recapitalization, reclassification of shares, exchange of outstanding equity securities, or other transaction or series of related transactions that materially alters the Company’s outstanding capitalization or per-share trading price;

WHEREAS, the parties desire to set forth the terms and conditions of such engagement in writing, including confidentiality, indemnification, and the Company’s commitment to use commercially reasonable efforts to obtain directors’ and officers’ liability insurance coverage as soon as commercially practicable.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. APPOINTMENT OF CONSULTANT. The Company hereby appoints Consultant, and Consultant hereby accepts such appointment, to provide consulting and advisory services to the Company on a non-exclusive basis during the Term of this Agreement, subject to the terms and conditions set forth herein.

In connection with such engagement, the Company hereby appoints Consultant to serve as the Company’s Chief Legal Officer and as a member of the Company’s Board of Directors for the duration of the Term, or until earlier resignation or removal in accordance with applicable law and the Company’s governing documents.

The parties acknowledge and agree that Consultant’s service as Chief Legal Officer and as a director of the Company is undertaken in a consulting capacity and does not create an employment relationship. Consultant shall not be deemed an independent director for any purpose due to his service as an officer of the Company.

Except as expressly set forth herein, Consultant shall have no authority to bind the Company without appropriate authorization and shall perform services in coordination with the Company’s management and Board of Directors.

2. CONSULTANT SERVICES. Consultant, in his capacity as an independent contractor, will provide Services to the Company (the “Advisees”) during the term of this Agreement when and as reasonably requested by the Company. Said Services shall include, but not be limited to (as the need for other, not herein articulated services may, with the passage of time, be required to properly advance the Services described herein), the following:

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(a)	Advise and consult with respect to the creation of the Advisees business plan and investor presentation, deal structure, equity and debt financing, including but not limited to review and modification of the Advisees investment and presentation documents and develop new material as deemed necessary to communicate the business plan and investment potential of the Advisees;
(b)	Introduce concerns and advise, consult and assist with the retention of potential officers, outside directors, specialized legal counsel, investment bankers, qualified potential investors, auditors, broker dealers, trading firms, financial and/or securities analysts, investor relations and public relations and other professional service providers.
(c)	Provide the Advisees with aspects of conducting a private placement or registered offering of equity or debt securities while RNWF remains listed on the OTC Market as a reporting company and thereafter further assist the Advisees in raising capital in the form of equity, convertible debt or straight debt, as the case may be, introduce the Advisees to investment firms of all types, and advise the Advisees on structuring capital raises.
(d)	Advise and consult with the Advisees regarding any possible or proposed M&A transactions (‘Transactions”). Consultant shall be authorized, on a case by case basis, to introduce parties and prospective merger candidates to the Advisees, and to assist the Advisees to negotiate term sheets, definitive agreements, and perform and provide customary due diligence. Except for such communications as are necessary or incidental to making such introductions, Consultant shall not provide any representations regarding the Advisees without the Advisees prior written consent, and all such representations shall be provided to such candidates exclusively by the Advisees. Any agreement for a Transaction shall be subject to approval of RNWF’s Board of Directors and stockholders and satisfactory completion by the Advisees of mutual due diligence. Advisees and Consultant may negotiate terms of additional Compensation to Consultant in the case of a successful Transaction. Advisees hereby acknowledge that they understand that Consultant is not a broker/dealer nor affiliated with a broker/dealer and no compensation will be paid to Consultant in connection with sale of securities in connection with this Section2(d).
(e)	Advise the Advisees with strategic planning and relationships with other non-financial Companies.
(f)	Advise the Advisees with his personal evaluation of the performance of accounting, legal, investment banking, securities clearing, financial public relations and other U.S. securities professionals engaged by the Advisees.

The Advisees acknowledge that Consultant will limit his role under this Agreement to that of an Consultant, and that Consultant is not, and will not become, engaged in the business of (i) effecting securities transactions for or on the account of the Advisees, (ii) providing investment Consulting services as defined in the Investment Consultants Act of 1940, or (iii) providing any tax, legal, accounting, lobbying or other services except as specifically set forth in this or any other Agreement. This is a consulting-only position and is separate from any officer role the Consultant may hold in a non-salaried capacity.

Notwithstanding anything herein to the contrary, Consultant shall provide legal services to the Company in his capacity as Chief Legal Officer, including oversight of legal, regulatory, intellectual property, litigation, and corporate governance matters, and coordination with outside counsel. Consultant’s provision of legal services shall not alter his status as an independent contractor for compensation and tax purposes under this Agreement.

3. COMPENSATION TO CONSULTANT. As full and complete consideration for the consulting and advisory services to be rendered by Consultant during the Term, the Company shall issue to Consultant shares of the Company’s common stock having an aggregate fair market value of Two Hundred Forty Thousand Dollars ($240,000).

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The number of shares to be issued shall be determined by dividing $240,000 by the closing price of the Company’s common stock on the first trading day following the completion of any Restructuring Event (the “Initial Valuation Price”), or, if no Restructuring Event occurs, the closing price of the Company’s common stock on the Effective Date. Such shares shall be issued promptly following the Effective Date pursuant to a duly authorized issuance resolution of the Board of Directors.

On the one-year anniversary of the date on which the Initial Valuation Price is determined (the “Valuation Date”), the Company shall determine the lowest closing price of the Company’s common stock during the ten (10) trading days immediately preceding the Valuation Date (the “Anniversary Price”).

If the Anniversary Price is less than the Initial Valuation Price, the Company shall issue to Consultant such additional number of shares as are necessary so that the aggregate fair market value of all shares issued pursuant to this Section 3, calculated using the Anniversary Price, equals Two Hundred Forty Thousand Dollars ($240,000). This adjustment shall operate as a hard minimum value backstop and shall apply automatically without the need for further action by Consultant.

In the event the trading price of the Company’s common stock increases following the Effective Date, no reduction, clawback, or forfeiture shall apply.

All shares issued pursuant to this Agreement shall include piggyback registration rights in the Company’s next registration statement on Form S-1 or Form 1-A, subject to customary underwriter limitations, if any.

4. CONSULTANT’S OPINIONS, ADVICE AND CONFIDENTIALITY.

(a)	The Company acknowledges that all financial and corporate Consulting Services (written or oral) given by Consultant to the Company in connection with Consultant’s engagement are intended solely for the benefit and use of the Company, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant given specifically and exclusively to the Company pursuant to this Agreement, and no such opinion or advice shall be used in any other manner or for any other purpose, nor may the Company make any public references to Consultant, or use the Consultant’s name in any annual reports or any reports or releases of the Company, without the Consultant’s prior written consent.
(b)	The Consultant acknowledges that Consultant shall keep in confidence any information that the Company provides to Consultant pursuant to this Agreement. Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of his own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by laws, rule or regulators. If Consultant is requested or required to disclose any information supplied to it by the Company, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

5. TERM OF AGREEMENT; TERMINATION: EFFECT THEREOF. The term of this Agreement shall be for twelve months commencing on the date hereof, and shall automatically renew for successive six month periods or longer subject to mutual agreement unless terminated by either party by written notice as provided for herein 30 days prior to the end of the initial or any successive term, subject to this paragraph 5. Either party may terminate the Agreement for Cause during any term by providing the other party with 30 days written notice of termination for Cause. Cause shall be defined as either Consultant or any officer, director or control person of the Company being, subsequent to execution of this Agreement, indicted, arrested or convicted by any court of any U.S. state or The United States of America or censured, barred or otherwise formally disciplined by the SEC, FINRA or any U.S. state securities commissioner. If the Agreement is terminated for Cause by either party prior to the six-month anniversary of this Agreement, the Consultant shall retain a prorated portion of the fully earned compensation for services rendered up to the date of termination, calculated on a 365-day year. If termination for Cause occurs after the six-month anniversary, the Consultant shall retain the entire Compensation.

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6. EXPENSES. Each of the parties hereto shall be solely responsible for any and all of its own and costs and expenses related to the negotiation and preparation of this Agreement. It is agreed and acknowledged by the Company that the Consultant may incur out of pocket costs and expenses in connection with the provision of services to the Company hereunder. The Company hereby agrees to advance such costs or expenses or to repay any such costs or expenses incurred by Consultant within fifteen days of Consultant presenting an invoice for such expenses, as long as such expenses are approved by the Company in advance.

7. INDEPENDENT CONTRACTOR. Consultant shall act at all times hereunder as an independent contractor as that term is defined in the Internal Revenue Code of 1986, as amended, with respect to the Company, and not as an employee, partner, agent or co-venturer of or with the Company. Except as set forth herein, the Company shall neither have nor exercise control or direction whatsoever over the operations of Consultant and Consultant shall neither have nor exercise any control or direction whatsoever over the employees, agents or subcontractors hired by the Company.

8. NO AGENCY CREATED. No agency, employment, partnership or joint venture shall be created by this Agreement, as Consultant is an independent contractor. Consultant shall have no authority as an agent of the Company or to otherwise bind the Company to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. Each party hereto shall refrain from making any representation intended to create an apparent agency, employment, partnership or joint venture relationship between the parties.

9. INDEMNIFICATION AND DIRECTORS’ & OFFICERS’ INSURANCE. The Company shall indemnify and hold harmless Consultant to the fullest extent permitted by applicable law for all losses, claims, damages, liabilities, costs, and expenses, including reasonable attorneys’ fees, arising out of or relating to Consultant’s service to the Company in any capacity contemplated by this Agreement, including as a consultant, Chief Legal Officer, director, or officer of the Company, provided that such indemnification shall not apply to the extent such losses are finally determined by a court of competent jurisdiction to have resulted from Consultant’s gross negligence or willful misconduct.

The Company shall advance expenses incurred by Consultant in connection with any threatened, pending, or completed action, suit, or proceeding arising out of such service, upon receipt of an undertaking by Consultant to repay such amounts if it is ultimately determined that Consultant is not entitled to indemnification under applicable law.

The indemnification and advancement rights provided under this Section 9 shall survive the termination or expiration of this Agreement and Consultant’s service to the Company for any reason and shall inure to the benefit of Consultant’s heirs, executors, and legal representatives.

The Company shall use commercially reasonable efforts to obtain and maintain directors’ and officers’ liability insurance covering Consultant in his capacities as a consultant, officer, and director of the Company as soon as commercially practicable following the Effective Date, on terms no less favorable than those provided to similarly situated officers and directors of the Company.

10. NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or upon receipt by the addressee by courier or by telefacsimile addressed to each of the other Parties thereunto entitled at the respective address listed below, with a copy by email, or at such other addresses as a Party may designate by ten days advance written notice:

If to the Company:

American Fusion Inc.

30 N. Gould St.

Sheridan, WY 53202

If to the Consultant:

Michael G. Smith

401 N Carroll Ave., Ste. 192

Southlake, TX 76092

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11. ASSIGNMENT. This Agreement shall not be assigned, pledged or transferred in any way by either party hereto without the prior written consent of the other party. Any attempted assignment, pledge, transfer or other disposition of this Agreement or any rights, interests or benefits herein contrary to the foregoing provisions shall be null and void.

12. CONFLICTING AGREEMENTS. Consultant and the Company represent and warrant to each other that the entry into this Agreement and the obligations and duties undertaken hereunder will not conflict with, constitute a breach of or otherwise violate the terms of any agreement or court order to which either party is a party, and that each party is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement.

13. NO WAIVER. No terms or conditions of this Agreement shall be deemed to have been waived, nor shall any party hereto be stopped from enforcing any provisions of the Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

15. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto in regard to the subject matter hereof and may not be changed orally but only by written document signed by the party against whom enforcement of the waiver, change, modification, extension or discharge is sought. This Agreement supersedes all prior written or oral agreements by and among the Company or any of its subsidiaries or affiliates and Consultant or any of its affiliates with respect to the subject matter of this Agreement.

16. PARAGRAPH HEADINGS. Headings contained herein are for convenient reference only. They are not a part of this Agreement and are not to affect in any way the substance or interpretation of this Agreement.

17. SURVIVAL OF PROVISIONS. In case any one or more of the provisions or any portion of any provision set forth in this Agreement should be found to be invalid, illegal or unenforceable in any respect, such provision(s) or portion(s) thereof shall be modified or deleted in such manner as to afford the parties the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws. The validity, legality and enforceability of any such provisions shall not in any way be affected or impaired thereby and such remaining provisions shall be construed as severable and independent thereof.

18. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment contained in paragraph 11 of this Agreement.

19. ATTORNEY'S FEES. The prevailing party in any legal proceeding arising out of or resulting from this Agreement shall be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys' fees and post judgment costs, from the other party.

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20. AUTHORIZED AGENT. The persons executing this Agreement on behalf of the Company and Consultant hereby represent and warrant to each other that they are the duly authorized representatives of their respective entities and that each has taken all necessary corporate or partnership action to ratify and approve the execution of this Agreement in accordance with its terms.

21. ADDITIONAL DOCUMENTS. Each of the parties to this Agreement agrees to provide such additional duly executed (in recordable form, where appropriate) agreements, documents and instruments as may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

22. COUNTERPARTS, TELEFACSIMILE, OR ELECTRONIC SCAN. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. A telefacsimile or electronic scan of this Agreement may be relied upon as full and sufficient evidence as an original.

{Signature Page Follows}

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

American Fusion Inc. (RNWF), a Delaware Corporation:

By: /s/ Richard Hawkins

Richard Hawkins, CEO

Consultant:

By: /s/ Michael G. Smith

Michael G. Smith, Esq.

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